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                                                         EXHIBIT 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Rykoff-Sexton, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 33-04049 and 333-31799).



                               ARTHUR ANDERSEN LLP




Philadelphia, PA
September 22, 1997